Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

To the Investment Incentive Plan Administrative Committee of the

Golden State Water Company Investment Incentive Program

San Dimas, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-47647) of our report dated July 14, 2009, relating to the financial statements and supplemental schedule of the Golden State Water Company Investment Incentive Program appearing on this Form 11-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP

Costa Mesa, California

July 14, 2009